Exhibit 99.1

Alteryx Announces First Quarter 2019 Financial Results

First Quarter Revenue of $76.0 Million, up 51% Year-Over-Year
Dollar-Based Net Expansion Rate of 134%

IRVINE, Calif. – May 1, 2019 – Alteryx, Inc. (NYSE: AYX), revolutionizing business through data science and analytics, today announced financial results for its first quarter ended March 31, 2019.
“We had a solid start to 2019 as many of the positive industry trends we saw in 2018 continued,” said Dean Stoecker, CEO of Alteryx, Inc. “We believe our addressable market continues to expand as companies across the globe increasingly seek to leverage data to drive better decisions and outcomes. To address this growing opportunity, we expect to continue to invest to support the needs of the increasingly global Alteryx community.”
First Quarter 2019 Financial Highlights

•	Revenue: Revenue for the first quarter of 2019 was $76.0 million, an increase of 51%, compared to revenue of $50.3 million in the first quarter of 2018.

•
Gross Profit: GAAP gross profit for the first quarter of 2019 was $68.0 million, or a GAAP gross margin of 89%, compared to GAAP gross profit of $45.3 million, or a GAAP gross margin of 90%, in the first quarter of 2018. Non-GAAP gross profit for the first quarter of 2019 was $68.8 million, or a non-GAAP gross margin of 90%, compared to non-GAAP gross profit of $45.9 million, or a non-GAAP gross margin of 91%, in the first quarter of 2018.

•
Income (Loss) from Operations: GAAP loss from operations for the first quarter of 2019 was $(4.4) million, compared to a GAAP income from operations of $2.7 million for the first quarter of 2018. Non-GAAP income from operations for the first quarter of 2019 was $1.4 million compared to non-GAAP income from operations of $7.2 million for the first quarter of 2018.

•
Net Income: GAAP net income attributable to common stockholders for the first quarter of 2019 was $5.9 million, compared to a GAAP net income attributable to common stockholders of $4.9 million for the first quarter of 2018. GAAP net income per diluted share, for the first quarter of 2019 was $0.09, based on 67.5 million GAAP weighted-average diluted shares outstanding, compared to GAAP net income per diluted share of $0.08, based on 63.5 million GAAP weighted-average diluted shares outstanding for the first quarter of 2018.

Non-GAAP net income for the first quarter of 2019 was $3.0 million, compared to non-GAAP net income of $6.2 million for the first quarter of 2018. Non-GAAP net income per diluted share for the first quarter of 2019 was $0.04, based on 67.5 million non-GAAP weighted-average diluted shares outstanding, compared to a non-GAAP net income per diluted share of $0.10, based on 63.5 million non-GAAP weighted-average diluted shares outstanding for the first quarter of 2018.

•
Balance Sheet and Cash Flow: As of March 31, 2019, we had cash, cash equivalents, and short-term and long-term investments of $461.3 million, compared with $426.2 million as of December 31, 2018. Cash provided by operating activities for the first quarter of 2019 was $16.0 million compared to cash provided by operating activities of $12.1 million in the same period last year. As of March 31, 2019, we had an aggregate transaction price of $214.0 million, allocated to unsatisfied performance obligations related primarily to post-contract support, cloud-based offerings, and subscriptions to third-party syndicated data, compared to $223.1 million as of December 31, 2018.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures and Operating Measures.”

First Quarter 2019 and Recent Business Highlights

•	Ended the first quarter of 2019 with 4,973 customers, a 35% increase from the first quarter of 2018. Added 277 net new customers in the first quarter of 2019.

•	Achieved dollar-based net expansion rate (annual contract value based) of 134% for the first quarter of 2019.

•	Acquired ClearStory Data Inc., an enterprise-scale, continuous intelligence analytics solution for complex and unstructured data.

•	Expanded our international presence with new office launch events in Japan and Dubai.
Financial Outlook
As of May 1, 2019, guidance for the second quarter 2019 and full year 2019 is as follows:

•	Second Quarter 2019 Guidance:

•	Revenue is expected to be in the range of $74.0 million to $77.0 million, an increase of 44% to 50% year-over-year.

•	Non-GAAP loss from operations is expected to be in the range of $(4.0) million to $(7.0) million.

•	Non-GAAP net loss per share is expected to be in the range of $(0.04) to $(0.09) based on approximately 62.5 million non-GAAP weighted-average basic and diluted shares outstanding.

•	Full Year 2019 Guidance:

•	Revenue is now expected to be in the range of $355.0 million to $360.0 million, an increase of 40% to 42% year-over-year.

•	Non-GAAP income from operations is now expected to be in the range of $30.0 million to $35.0 million.

•
Non-GAAP net income per share is now expected to be in the range of $0.38 to $0.45 based on approximately 68.0 million non-GAAP weighted-average diluted shares outstanding and an effective tax rate of 20%.

The financial outlook above for non-GAAP income (loss) from operations and non-GAAP net income (loss) per share exclude estimates for stock-based compensation expense, acquisition related adjustments, amortization of debt discount and issuance costs, and certain non-recurring items. A reconciliation of the non-GAAP financial guidance measures to corresponding GAAP measures is not available on a forward-looking basis primarily as a result of the uncertainty regarding, and the potential variability of, stock-based compensation expense, acquisition related adjustments, amortization of debt discount and issuance costs, and certain non-recurring items. In particular, stock-based compensation expense is impacted by our future hiring and retention needs, as well as the future fair market value of our Class A common stock, all of which is not within our control, is difficult to predict, and is subject to constant change. The actual amount of these expenses during 2019 will have a significant impact on our future GAAP financial results. Accordingly, a reconciliation of the non-GAAP financial guidance measures to the corresponding GAAP measures is not available without unreasonable effort.
Quarterly Conference Call
Alteryx will host a conference call today at 5:00 p.m. Eastern Time to discuss the company’s financial results. To access this call, dial 877-407-9716 (domestic) or 201-493-6779 (international). A live webcast of this conference call will be available on the “Investors” page of the company’s website at https://investor.alteryx.com.
Following the conference call, a telephone replay will be available through May 8, 2019, at 844-512-2921 (domestic) or 412-317-6671 (international). The replay passcode is 13689448. An archived webcast of this conference call will also be available on the “Investors” page of the company’s website at https://investor.alteryx.com.
Non-GAAP Financial Measures and Operating Measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures: non-GAAP gross profit, non-GAAP gross margin, non-GAAP income (loss) from operations, non-GAAP net income (loss), non-GAAP net income (loss) per share, and non-GAAP weighted-average diluted shares outstanding. The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP.
We use non-GAAP measures to internally evaluate and analyze financial results. We believe these non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and enable comparison of our financial results with other public companies, many of which present similar non-GAAP financial measures. We exclude the following items from one or more of our non-GAAP financial measures:
Stock-based compensation expense. We exclude stock-based compensation expense, which is a non-cash expense, from certain of our non-GAAP financial measures because we believe that excluding this item provides meaningful supplemental information regarding operational performance. In particular, companies calculate stock-based compensation expense using a variety of valuation methodologies and subjective assumptions.
Acquisition related adjustments. We exclude amortization of intangible assets and changes in fair value of contingent consideration, which are non-cash, related to business combinations from certain of our non-GAAP financial measures. We exclude such expenses as they are related to a business combination and have no direct correlation to the operation of our business.
Convertible senior notes adjustments. We exclude the portion of amortization of debt discount and issuance costs that relate to the equity component of our convertible notes, which are non-cash, from certain of our non-GAAP financial measures. We exclude such expenses as they are non-cash and have no direct correlation to the operation of our business.
Income tax adjustments. We utilize a fixed annual projected non-GAAP tax rate in order to provide better consistency across the interim reporting periods by eliminating the effects of items such as changes in the tax valuation allowance, excess tax benefits associated with stock options, and tax effects of acquisition-related costs, since each of these can vary in size and frequency. When projecting this rate, we evaluated an annual projection that excludes the direct impact of the following non-cash items: stock-based compensation expenses, amortization of purchased intangibles, and the amortization of debt discount and issuance costs. The projected rate also assumes no new acquisitions, and considers other factors including our expected tax structure, our tax positions in various jurisdictions and key legislation in major jurisdictions where we operate. We used a projected non-GAAP tax rate of 20% and 23% for 2019 and 2018, respectively. The non-GAAP tax rate could be subject to change for a variety of reasons, including the rapidly evolving global tax environment, significant changes in our geographic earnings mix including due to acquisition activity, or other changes to our strategy or business operations. We will re-evaluate our long-term rate as appropriate.
Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, we exclude stock-based compensation expense, amortization of intangible assets, and amortization of debt discount and issuance costs which are recurring and will be reflected in our financial results for the foreseeable future. The non-GAAP measures we use may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. We compensate for these limitations by providing specific information regarding the GAAP items excluded from these non-GAAP financial measures.
Safe Harbor Statement
This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding our outlook for the second quarter 2019 and full year 2019, our market opportunity, our ability to execute our long-term growth strategy, our non-GAAP tax rate for 2019, and other future events. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors including, but not limited to: our history of losses; our ability to manage our growth effectively; our ability to expand our sales force and increase their productivity; the rate of growth in the market for analytics products and services; our dependence on our software platform for substantially all of our revenue; our ability to attract new customers and expand sales to existing customers; our ability to develop and release product and service enhancements and new products and services to respond to rapid technological change in a timely and cost-effective manner; intense and increasing competition in our market; our ability to develop, maintain, and enhance our brand and reputation cost-effectively; our ability to establish and maintain successful relationships with our channel partners; our dependence on technology and data licensed to us by third parties; risks associated with our international operations; litigation, and related costs; security breaches; and other general market, political, economic, and business conditions.
Additional risks and uncertainties that could affect our financial results are included under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2018, which is available on the Investor Relations page of our website at https://investor.alteryx.com and on the SEC website at www.sec.gov. Additional information will also be set forth in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019. All forward-looking statements contained herein are based on information available to us as of the date hereof and we do not assume any obligation to update these statements as a result of new information or future events.

About Alteryx, Inc.
Revolutionizing business through data science and analytics, Alteryx offers an end-to-end analytics platform that empowers data analysts and scientists alike to break data barriers, deliver insights, and experience the thrill of getting to the answer faster. Organizations all over the world rely on Alteryx daily to deliver actionable insights. For more information visit www.alteryx.com.
Alteryx is a registered trademark of Alteryx, Inc. All other product and brand names may be trademarks or registered trademarks of their respective owners.
Media Contact
Alteryx, Inc.
Emily Singer
esinger@alteryx.com
Investor Contacts
Alteryx, Inc.
Karen Moran, 844-842-1912
VP Investor Relations
kmoran@alteryx.com
or
ICR
Staci Mortenson
Investor Relations
Staci.Mortenson@icrinc.com

Alteryx, Inc.
Condensed Consolidated Statements of Income
(in thousands, except per share data)
(unaudited)

	Three Months Ended March 31,
	2019	2018
Revenue	$76,020	$50,329
Cost of revenue	8,000	5,004
Gross profit	68,020	45,325
Operating expenses:
Research and development	14,072	10,768
Sales and marketing	38,450	22,079
General and administrative	19,900	9,795
Total operating expenses	72,422	42,642
Income (loss) from operations	(4,402)	2,683
Interest expense	(2,986)	(2)
Other income, net	2,829	770
Income (loss) before benefit of income taxes	(4,559)	3,451
Benefit of income taxes	(10,473)	(1,446)
Net income	$5,914	$4,897
Net income per share attributable to common stockholders, basic	$0.10	$0.08
Net income per share attributable to common stockholders, diluted	$0.09	$0.08
Weighted-average shares used to compute net income per share attributable to common stockholders, basic	61,926	60,052
Weighted-average shares used to compute net income per share attributable to common stockholders, diluted	67,478	63,476

Alteryx, Inc.
Stock-Based Compensation Expense
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2019	2018
Cost of revenue	$307	$139
Research and development	839	1,233
Sales and marketing	2,199	1,157
General and administrative	1,990	1,260
Total	$5,335	$3,789

Alteryx, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	March 31, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$127,041	$89,974
Short-term investments	240,100	239,718
Accounts receivable, net	52,034	94,922
Prepaid expenses and other current assets	39,441	37,199
Total current assets	458,616	461,813
Property and equipment, net	12,210	11,729
Operating lease right-of-use assets	25,393	—
Long-term investments	94,207	96,551
Goodwill	9,475	9,494
Intangible assets, net	6,993	7,491
Other assets	37,298	31,089
Total assets	$644,192	$618,167
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$6,804	$5,028
Accrued payroll and payroll related liabilities	21,570	24,659
Accrued expenses and other current liabilities	14,268	10,878
Deferred revenue	71,120	84,015
Convertible senior notes, net	176,345	—
Total current liabilities	290,107	124,580
Convertible senior notes, net	—	173,647
Deferred revenue	2,005	2,130
Operating lease liabilities	22,781	—
Other liabilities	3,461	15,992
Total liabilities	318,354	316,349
Stockholders’ equity:
Preferred stock	—	—
Common stock	6	6
Additional paid-in capital	333,706	315,291
Accumulated deficit	(6,994)	(12,908)
Accumulated other comprehensive loss	(880)	(571)
Total stockholders’ equity	325,838	301,818
Total liabilities and stockholders’ equity	$644,192	$618,167

Alteryx, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2019	2018
Cash flows from operating activities:
Net income	$5,914	$4,897
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,648	1,269
Stock-based compensation	5,335	3,789
Amortization of debt discount and issuance costs	2,699	—
Deferred income taxes	(10,550)	(8)
Recoveries of doubtful accounts	(123)	(108)
Change in fair value of contingent consideration	—	293
Gain on remeasurement of intercompany loan	(912)	—
Changes in operating assets and liabilities, net of effect of business acquisitions:
Accounts receivable	42,880	20,553
Deferred commissions	(1,177)	(1,209)
Prepaid expenses and other current assets and other assets	(7,476)	(7,968)
Accounts payable	1,762	443
Accrued payroll and payroll related liabilities	(10,543)	(2,636)
Accrued expenses and other current liabilities	571	(2,949)
Deferred revenue	(12,824)	(4,264)
Other liabilities	(1,166)	(1)
Net cash provided by operating activities	16,038	12,101
Cash flows from investing activities:
Purchases of property and equipment	(1,528)	(1,416)
Cash paid in business acquisitions, net of cash acquired	—	(3,542)
Purchases of investments	(73,553)	(83,591)
Maturities of investments	76,981	11,000
Net cash provided by (used in) investing activities	1,900	(77,549)
Cash flows from financing activities:
Proceeds from receipt of Section 16(b) disgorgement	4,918	—
Proceeds from exercise of stock options and taxes withheld	18,425	4,973
Minimum tax withholding paid on behalf of employees for restricted stock units	(2,439)	—
Settlement of acquisition-related contingent consideration	(1,000)	—
Other financing payments	(305)	(333)
Net cash provided by financing activities	19,599	4,640
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(105)	169
Net increase (decrease) in cash, cash equivalents and restricted cash	37,432	(60,639)
Cash, cash equivalents and restricted cash—beginning of period	90,961	119,916
Cash, cash equivalents and restricted cash—end of period	$128,393	$59,277

Alteryx, Inc.
Reconciliation of GAAP Measures to Non-GAAP Measures
(in thousands, except percentages and per share amounts)
(unaudited)

	Three Months Ended March 31,
	2019	2018
Reconciliation of non-GAAP gross profit:
GAAP gross profit	$68,020	$45,325
GAAP gross margin	89%	90%
Add back:
Stock-based compensation expense	307	139
Amortization of intangible assets	446	446
Non-GAAP gross profit	$68,773	$45,910
Non-GAAP gross margin	90%	91%
Reconciliation of non-GAAP income from operations:
GAAP income (loss) from operations	$(4,402)	$2,683
GAAP operating margin	(6)%	5%
Add back:
Stock-based compensation expense	5,335	3,789
Amortization of intangible assets	505	477
Contingent consideration expense	—	293
Non-GAAP income from operations	$1,438	$7,242
Non-GAAP operating margin	2%	14%
Reconciliation of non-GAAP net income:
GAAP net income attributable to common stockholders	$5,914	$4,897
Add back:
Stock-based compensation expense	5,335	3,789
Amortization of intangible assets	505	477
Amortization of debt discount and issuance costs	2,452	—
Contingent consideration expense	—	293
Income tax adjustments	(11,220)	(3,288)
Non-GAAP net income	$2,986	$6,168
Non-GAAP diluted income per share:
Non-GAAP net income	$2,986	$6,168
Non-GAAP weighted-average shares used to compute net income per share attributable to common stockholders, diluted	67,478	63,476
Non-GAAP net income per share, diluted	$0.04	$0.10
Reconciliation of non-GAAP diluted net income per share:
GAAP net income per share attributable to common stockholders, diluted	$0.09	$0.08
Add back:
Non-GAAP adjustments to net income per share	(0.05)	0.02
Non-GAAP net income per share, diluted	$0.04	$0.10
Diluted weighted-average shares outstanding:
GAAP and non-GAAP weighted-average shares used to compute net income per share attributable to common stockholders, diluted	67,478	63,476
Alteryx, Inc.
Key Business Metrics
(unaudited)
Number of Customers. We define a customer at the end of any particular period as an entity with a subscription agreement that runs through the current or future period as of the measurement date. Organizations with free trials have not entered into a subscription agreement and are not considered customers. A single organization with separate subsidiaries, segments, or divisions that use our platform may represent multiple customers, as we treat each entity that is invoiced separately as a single customer. In cases where customers subscribe to our platform through our channel partners, each end customer is counted separately.

	Mar. 31,	Jun. 30,	Sep. 30,	Dec. 31,	Mar. 31,
	2018	2018	2018	2018	2019
Customers	3,673	3,940	4,315	4,696	4,973

Dollar-Based Net Expansion Rate.  Our dollar-based net expansion rate is a trailing four-quarter average of the annual contract value, or ACV, which is defined as the subscription revenue that we would contractually expect to recognize over the term of the contract divided by the term of the contract, in years, from a cohort of customers in a quarter as compared to the same quarter in the prior year.  To calculate our dollar-based net expansion rate, we first identify a cohort of customers, or the Base Customers, in a particular quarter, or the Base Quarter. A customer will not be considered a Base Customer unless such customer has an active subscription on the last day of the Base Quarter. We then divide the ACV in the same quarter of the subsequent year attributable to the Base Customers, or the Comparison Quarter, including Base Customers from which we no longer derive ACV in the Comparison Quarter, by the ACV attributable to those Base Customers in the Base Quarter. Our dollar-based net expansion rate in a particular quarter is then obtained by averaging the result from that particular quarter with the corresponding result from each of the prior three quarters. The dollar-based net expansion rate excludes contract value relating to professional services from that cohort.

	Mar. 31,	Jun. 30,	Sep. 30,	Dec. 31,	Mar. 31,
	2018	2018	2018	2018	2019
Dollar-based net expansion rate	129%	129%	131%	132%	134%